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                                                                    EXHIBIT 23.3



                        CONSENT OF ROSEN CONSULTING GROUP
                        ---------------------------------


September 8, 1997


We consent to the incorporation by reference in the Registration Statement of Bay Apartment Communities, Inc. (the "Company") on Form S-3 (File No. 333-15875) (the "Registration Statement"), and any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 which relates to the securities registered under the Registration Statement, of (i) our report dated June 28, 1996, entitled the Apartment Markets in Orange, Santa Clara, Alameda, San Francisco and San Mateo counties, and an addendum thereto, which report and addendum were included in the Company's reports on Form 8-K dated July 5, 1996 and January 21, 1997, respectively, and (ii) the addendum thereto included in the Company's report on Form 8-K to which this consent is an exhibit. We also consent to being named as an expert in this Prospectus Supplement to the Registration Statement with respect to demographics and market information.

                                           ROSEN CONSULTING GROUP


                                           By: /s/ Kenneth T. Rosen
                                              ----------------------------------
                                               Kenneth T. Rosen




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